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APO-6283                            Product of Nationwide Life Insurance Co.                           FI (STANDARD) (09/2002)
Nationwide Life Insurance Company
P.O. Box 18202  Columbus, OH 43218-2021
1-800-XXX-XXX

                      [The BEST of AMERICA(R) ABC Annuity]
                          Individual Flexible Purchase Payment Deferred Variable Annuity
                   Minimum Initial Purchase Payment of $5,000



-------------------------- ---------------------------------------------------------------------------------------------------------
CONTRACT TYPE                  An option must be selected




 NON-QUALIFIED
 IRA
 Roth IRA

 SIMPLE IRA*
 SEP IRA*
 EDUCATION IRA

 CRT* (Charitable Remainder Trust)
 401(a) (Investment Only)*
 403(b) TSA (Non-ERISA only)*

 ORP 403(b)*


*These contract types require the completion of additional forms.  CRTs are not available in New Jersey




--------------------------------------- --------------------------------------------------------------------------------------------
PARTIES TO THE CONTRACT
Contract Owner

Last Name:                                                        First Name:
              ------------------------------------------------                ---------------------------------------
 MI:
     ---------

Address:
              ----------------------------------------------------------------------------------------------------------------------

Date of Birth:                                              Sex  M   F     Soc. Sec. No. or Tax ID:
               ---------------------                                                                --------------------------------

Employer/Trust:
                --------------------------------------------

Annuitant

Last Name:                                                        First Name:
              ------------------------------------------------                ---------------------------------------
 MI:
     ---------

Address:
              ----------------------------------------------------------------------------------------------------------------------

Date of Birth:                                              Sex  M   F     Soc. Sec. No. or Tax ID:
               ---------------------                                                                --------------------------------

Joint Owner* or Contingent Owner (Must specify by checking a box)
Joint/Contingent Owners (Non-Qualified Contracts only)

Last Name:                                                        First Name:
              ------------------------------------------------                ---------------------------------------
 MI:
     ---------

Address:
              ----------------------------------------------------------------------------------------------------------------------

Date of Birth:                                              Sex  M   F     Soc. Sec. No. or Tax ID:
               ---------------------                                                                --------------------------------

*Joint Owners limited to spouses except in HI, NJ, OR, PA and VT
 Co-Annuitant (Spouse Only)  or  Contingent Annuitant  (Must specify by checking a box)
 ------------                    --------------------

Last Name:                                                        First Name:
              ------------------------------------------------                ---------------------------------------
 MI:
     ---------

Address:
              ----------------------------------------------------------------------------------------------------------------------

Date of Birth:                      Sex  M   F              Soc. Sec. No. or Tax ID:
               ---------------------                                                 -----------------------------------------------

Beneficiaries (Whole Percentage Only: Allocation to all Primary must equal 100%; Allocation to all Contingents must
-------------
also equal 100%)


                                                                                Relationship
Primary  Contingent       Print Full Name (Last, First, MI)       Allocation    to Annuitant       Soc. Sec. No.     Date of Birth
                                                                            %
                    --------------------------------------------  ----------    -------------  --------------------  --------------
                                                                            %
                    --------------------------------------------  ----------    -------------  --------------------  --------------
                                                                            %
                    --------------------------------------------  ----------    -------------  --------------------  --------------



-------------------------------- ---------------------------------------------------------------------------------------------------
OPTIONAL FEATURES                  (These Optional Features will increase the Variable Account Charge Assessed on Your Contract)
-------------------------------------------------------------------------------------------------------------------

 One Year Enhanced Death Benefit (additional charge 0.10%)
 Combination Enhanced Death Benefit (additional charge 0.40%)
 L - Share Option (additional charge 0.25%)
 C - Share Option (additional charge 0.30%)
 Enhanced Income Options (additional charge 0.10%)

 Earnings Enhancement (additional charge 0.35%)
 3% Extra Value (additional charge 0.30%)
 4% Extra Value (additional charge 0.40%)
 5% Extra Value (additional charge 0.50%)

Please consult the prospectus or applicable option for details, including additional charges.


---------------- -------------------------------------------------------------------------------------------------------------------
REMARKS


------------------------------ -----------------------------------------------------------------------------------------------------
PURCHASE PAYMENT
Amount: $ ($5,000 minimum initial). A copy of this application properly signed by the registered representative will constitute receipt of the dollar amount specified . If this application is declined by the Nationwide Life Insurance
Company, there will be no liability on the part of Nationwide, and any payments submitted with this application will be refunded.
Payment Submitted Via: Check             Wire       1035(a) Exchange          Transfer/Rollover      Apply      for
---------------------
Tax Year:
          ----------



------------------------------ -------------------------------------------------

 I elect  the asset rebalancing option (Check One)
      Quarterly
      Semiannually
      Annually (If no frequency is selected, asset rebalancing will occur quarterly.)
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  PURCHASE PAYMENT ALLOCATION (Whole Percentages Only:
Must Equal 100%)
 ---------------------------------------------- --------------------------------


 The underlying investment options listed on this application are only available in variable annuity insurance products issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans. They are NOT offered to the general public directly.
Underlying mutual funds shown below designated by an ** may include restrictions and/or charges, please review the underlying fund prospectus carefully.



AMERICAN CENTURY VARIABLE
PORTFOLIOS, INC.
          %   VP Income & Growth
    ------    Fund: Class I
          %   VP International Fund:
    ------    Class III**
          %   VP Ultra Fund: Class I
    ------
          %   VP Value Fund: Class I
    ------
DREYFUS
    ------%   Socially Responsible Growth Fund, Inc.: Initial Shares
    ------%   Stock Index Fund, Inc.: Initial Shares
DREYFUS INVESTMENT
PORTFOLIOS
    ------%   Small Cap Stock Index Portfolio: Service Shares
DREYFUS VARIABLE INVESTMENT
FUND
    ------%   Appreciation Portfolio: Initial Shares
FEDERATED INSURANCE SERIES
          %   Federated Quality Bond  Fund II: Primary Shares
FIDELITY VARIABLE INSURANCE
PRODUCTS FUND
          %   VIP Equity-Income Portfolio:
    ------    Service Class
          %   VIP Growth Portfolio:  Service Class
    ------
          %   VIP High Income Portfolio:
    ------    Service Class
          %   VIP Overseas Portfolio: Service Class R**
    ------
FIDELITY VARIABLE INSURANCE
PRODUCTS FUND II
          %   VIP II Contrafund (R) Portfolio: Service Class
    ------
FIDELITY VARIABLE INSURANCE
PRODUCTS FUND III
          %   VIP III Value Strategies
    ------    Portfolio: Service Class

JANUS ASPEN SERIES
          %   Capital Appreciation Portfolio: Service Shares
    ------
          %   Global Technology Portfolio: Service II Shares**
    ------
          %   International Growth Portfolio: Service II Shares**
    ------

GARTMORE VARIABLE INSURANCE
TRUST (GVIT)
          %   Comstock GVIT Value: Class I
    ------
          %   Dreyfus GVIT Mid Cap Index:  Class I
    ------
          %   Fed. GVIT High Income Bond: Class I
    ------
          %   GVIT Emerging Markets:    Class III**
    ------
          %   GVIT Global Financial Svcs.: Class III**
    ------
          %   GVIT Global Health Sciences:  Class III**
    ------
          %   GVIT Global Tech. and Communications: Class III**
    ------
          %   GVIT Global Utilities:       Class III**
    ------
          %   GVIT Govt. Bond: Class I
    ------
          %   GVIT Growth: Class I
    ------
          %   GVIT International Growth: Class III**
    ------
          %   GVIT Money Market: Class I
    ------
          %   GVIT Nationwide Leaders:
    ------
              Class III**
          %   GVIT Small Cap Growth:
    ------
              Class I
          %   GVIT Small Cap Value: Class I
    ------
          %   GVIT Small Company:    Class I
    ------
          %   GVIT Total Return: Class I
    ------
          %   GVIT U.S. Growth Leaders:
    ------
              Class III**
          %   GVIT Worldwide Leaders:
    ------
              Class I
          %   J.P. Morgan GVIT Balanced:
    ------
              Class I
          %   MAS GVIT Multi Sector Bond:
    ------
               Class I
          %   Strong GVIT Mid Cap Growth: Class I
    ------


Gartmore GVIT Investor Dest.
          %   Gartmore GVIT Investor
    ------    Dest. Conservative
          %   Gartmore GVIT Investor
    ------    Dest. Moderately
              Conservative
          %   Gartmore GVIT Investor
    ------    Dest. Moderate
          %   Gartmore GVIT Investor
    ------    Dest. Moderately
              Aggressive
          %   Gartmore GVIT Investor
    ------    Dest. Aggressive
NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
          %   AMT Guardian Portfolio
    ------
          %   AMT Mid-Cap Growth Portfolio
    ------
          %   AMT Partners Portfolio
    ------
OPPENHEIMER VARIABLE ACCOUNT FUNDS
          %   Aggressive Growth Fund/VA:
    ------
              Initial Class
          %   Capital Appreciation Fund/VA: Initial Class
    ------
          %   Global Securities Fund/VA:
    ------
              Initial Class
          %   Main Street Growth & Income Fund/VA: Initial Class
    ------
          %   STRONG OPPORTUNITY FUND II, INC.
    ------
VAN KAMPEN
The Universal Institutional Funds, Inc.
          %   Emerging Markets Debt
    ------    Portfolio
          %   U.S. Real Estate Portfolio
    ------
NATIONWIDE LIFE INS. CO.
          %   Fixed Account
MVA/GUAR. TERM OPTION (GTO)
(Not available in MD or WA.)
          %   1 Year
    ------
          %   3 Year                   $1,000 minimum
    ------                                for each
          %   5 Year                   MVA/GTO option.
    ------
          %   7 Year
    ------
          %   10 Year
    ------



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-------------------------------------- ---------------------------------------------------------------------------------------------
DOLLAR COST AVERAGING (Subject to availability, for details please consult the
Contract and prospectus) ENHANCED RATE DOLLAR COST AVERAGING ELECTED only available from the Nationwide Fixed Account.
         12 Month Enhanced Rate - total amount to be dollar cost averaged $         divided by 11 = $         per
                                                                           ---------                 --------
                                                                      month
         6 Month Enhanced Rate - total amount to be dollar cost averaged $                divided by 5 = $
                                                                          ---------------                 ---------
    per month
---
 INTEREST AVERAGING earned interest is transferred monthly from the Fixed
Account to the Variable Account allocations selected.
         Select the numeric day of the month this transfer should occur:        Day      of  each  month  (Example:
                                                                                   -----
Day 12 of each month.)
    --
 OTHER DOLLAR COST AVERAGING ELECTED these arrangements do not pay an enhanced rate
         Fund from which transfers will be made (specify periodic transfer amount for each fund; any underlying mutual fund may be elected):
                                             (Name of Fund) $ each               (month,  quarter, 6 months or year
         -----------------------------------                 -    --------------
    only)
Dollar Cost Averaging Allocation (Whole percentages only and must total 100%.)
Identify percentage of allocation for dollar cost averaging and the underlying mutual fund option below.
     %                                            %                                          %
     %                                            %                                          %
     %                                            %                                          %
NOTICE TO AZ RESIDENTS  ONLY:  Upon  written  request,  the Company  agrees to provide,  within a reasonable  time, reasonable  factual  information  regarding  the benefits and  provisions  of the annuity  Contract to the Contract
Owner.  To be sure that the Contract  Owner is satisfied  with this  Contract,  the Contract Owner has the right to examine  the  Contract.  Within ten days of the day the  Contract  is received  by the  Contract  Owner,  it may be returned  to the Home  Office of the  Company or the agent  through  whom it was  purchased.  When the  Contract is received  at the Home  Office,  the  Company  will void the  Contract  as though it had never been in force and the
Contract  Value will be refunded  in full.  The  Company  reserves  the right to  allocate  any  Purchase  Payments received  during  the Right to  Examine  period  to a money  market  fund.  When the Right to  Examine  period  has expired, the Contract Value will be allocated to the underlying fund options specified by the Contract Owner.

NOTICE TO FL, MN, ND, SC, SD, TX, AND VT RESIDENTS ONLY Annuity payments,  death benefits,  surrender  values,  and other Contract values  provided by this Contract,  when based on the investment  experience of a separate  account, or when  subject to a Market  Value  Adjustment  are  variable,  may  increase or decrease in  accordance  with the fluctuations in the net investment factor or application of a Market Value Adjustment,  as applicable,  and are not guaranteed as to fixed-dollar  amount,  unless  otherwise  specified.  A Market Value Adjustment may be assessed on any  Guaranteed  Term  Options that have not matured  just prior to  Annuitization  and would be in addition to the scheduled surrender penalty charge.

Additionally, any benefits, values or payments based on performance of the underlying investment options may vary and are NOT guaranteed by Nationwide Life Insurance Company, any other insurance company, by the U.S. Government, or any State Government. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

NOTICE TO AR, CO, KY, LA, ME, NM, OH AND TN RESIDENTS ONLY Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

NOTICE TO DC RESIDENTS ONLY WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

NOTICE TO MN RESIDENTS ONLY This Contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Insurance Guaranty Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of the Insurer will be available to pay your claim.
NOTICE TO FL RESIDENTS ONLY Any person who knowingly and with intent to injure, defraud, or deceive any Company files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

NOTICE TO NJ RESIDENTS ONLY Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. NOTICE TO WA RESIDENTS ONLY Any person who knowingly presents a false or fraudulent claim for payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

NOTICE TO OK AND PA RESIDENTS ONLY Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

---------------------------------------------- -------------------------------------------------------------------------------------
CONTRACT OWNER SIGNATURES
To the best of my knowledge and belief, I hereby represent my answers to the above questions to be accurate and complete. I acknowledge that I have received and understand the current prospectus for this variable annuity Contract. I also understand that the Guaranteed Term Options of the Multiple Maturity Account
that have not matured (reached the Maturity Date) may be subject to an automatic
Market Value Adjustment just prior to Annuitization. (GTOs not available in MD and WA.)
 Yes      No      Will the applied for Contract replace existing annuities or insurance? Please send me a copy of the Statement of
                  Additional Information to the Prospectus. I consent to having the Company send my prospectus(es), confirmation statements, quarterly statements, annual statements, and other product information to my e-mail address shown below.
CONTRACT OWNER'S E-MAIL ADDRESS
                               -----------------------------------------------------
STATE IN WHICH APPLICATION WAS SIGNED                                                  DATE
                                     -----------------------------------------------       -------------------------------------
                                                                       State
The contract payments or values under the variable annuity provisions of the
Contract are variable and are not guaranteed as to fixed dollar amount.
CONTRACT OWNER
              -----------------------------------------------------
                                      Signature
JOINT CONTRACT OWNER                                                   CO-ANNUITANT
                    -------------------------------------------------              ----------------------------------------------
                                       Signature                                                   Signature

----------------------------------------------------------------------- ------------------------------------------------------------
REGISTERED REPRESENTATIVE INFORMATION
-----------------------------------------------------------------------
 Yes      No      Do you have any reason to believe the Contract applied for is to replace existing annuities or insurance?
REGISTERED REPRESENTATIVE
                         ---------------------------------------------------------------------------------------------------------
                                                                                         Signature
       Florida License Identification #: (Florida Agents only)
                                                              --------------------------------------------------------------------
       NAME
                 -----------------------------------------------------------------------------------------------------------------
       REGISTERED REPRESENTATIVE SS#                                               FIRM NAME
                                    -----------------------------------------------          -------------------------------------
       ADDRESS                                                                     PHONE
              ------------------------------------------------------------------         -----------------------------------------
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